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                                                              November 24, 2003


iCAD, Inc.
4 Townsend West
Suite 17
Nashua, New Hampshire  03603


Gentlemen:


         You have requested our opinion with respect to the offer and sale by R2 Technology, Inc. ("R2") and Blank Rome LLP, as the selling stockholders pursuant to the Registration Statement on Form S-3 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), to be filed by iCAD, Inc. (the "Company") with the Securities and Exchange Commission, of 325,954 and 100,000 shares (the "Issued Shares") of the Company's common stock, $.01 par value, (the "Common Stock") previously issued by the Company to R2 and Blank Rome LLP, respectively.

         We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deemed necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon representations of executive officers of the Company.

         Based upon the foregoing, it is our opinion that the Issued Shares have been duly and validly issued and are fully paid and nonassessable.

         Please be advised that in addition to the 100,000 shares of Common Stock owned by this firm as referenced above, a partner of this firm owns shares of Common Stock.


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November 24, 2003
Page 2


         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.



                                       Very truly yours,

                                       /s/ Blank Rome LLP

                                       BLANK ROME LLP